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                                                                    EXHIBIT 10.9

                           OFFICER INDEMNITY AGREEMENT

         THIS AGREEMENT is made as of _______________2003, by and between Hillenbrand Industries, Inc., an Indiana corporation (the "Corporation"), and _________________ (the "Officer") residing at ______________________________.

         WHEREAS, the Corporation is aware that competent and experienced persons are increasingly reluctant to serve as officers of corporations unless they are protected by officer liability insurance and/or indemnification, due to the increasing amount of litigation against officers and the increasing expense of defending such claims; and

         WHEREAS, it is essential to the Corporation to retain and attract as officers the most capable and qualified persons available; and

         WHEREAS, the Corporation's articles of incorporation and the Indiana Business Corporation Law, by their nonexclusive nature, permit contracts between the Corporation and its officers with respect to indemnification of officers.

         NOW, THEREFORE, the Corporation and the Officer agree as follows:

         1.       DEFINITIONS. As used in this Agreement:

         (a) "expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by the Officer in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement; provided, however, that expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a proceeding.

         (b) "proceeding" includes, without limitation, any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, whether by a third party or by or in the right of the Corporation, by reason of the fact that the Officer is or was an officer of the Corporation or, while an officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee, fiduciary, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, or an affiliate of the Corporation, whether for profit or not.

         2. INDEMNITY. The Corporation shall indemnify the Officer in accordance with the provisions of this Section 2 if the Officer is a party to or threatened to be made a party to any proceeding against all expenses, judgments, fines (including any excise tax or penalty assessed

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with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Officer in connection with such proceeding, but only (a) if the Officer acted in good faith, and (b) (i) in the case of conduct in the Officer's official capacity with the Corporation, if the Officer acted in a manner which the Officer reasonably believed to be in the best interests of the Corporation, or (ii) in the case of conduct other than in the Officer's official capacity with the Corporation, if the Officer acted in a manner which the Officer reasonably believed was at least not opposed to the best interests of the Corporation, and (c) in the case of a criminal proceeding, the Officer had reasonable cause to believe that the Officer's conduct was lawful or had no reasonable cause to believe that the Officer's conduct was unlawful, and (d) if required by the Indiana Business Corporation Law, as amended or as may be amended, revised or superseded (the "Act"), the Corporation makes a determination that indemnification of the Officer is permissible because the Officer has met the standard of conduct as set forth in the Act.

         3. INDEMNIFICATION OF EXPENSES OF SUCCESSFUL PARTY. Notwithstanding any other provisions of this Agreement, to the extent that the Officer has been wholly successful, on the merits or otherwise, in the defense of any proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Corporation shall indemnify the Officer against all expenses incurred in connection therewith.

         4. ADDITIONAL INDEMNIFICATION. Notwithstanding any limitation in Sections 2 or 3, the Corporation shall indemnify the Officer to the full extent authorized or permitted by any amendments to or replacements of the Act adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers if the Officer is a party to or threatened to be made a party to any proceeding against all expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Officer in connection with such proceeding.

         5. EXCLUSIONS. Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnity or advance expenses in connection with any claim made against the
Officer:

         (a) for which payment has actually been made to or on behalf of the Officer under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under such insurance or other indemnity provision;

         (b) for any transaction from which the Officer derived an improper personal benefit;

         (c) for recovery of profits resulting from the purchase and sale or sale and purchase by the Officer of securities of the Corporation in violation of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law or common law;

         (d) if a court having jurisdiction in the matter shall finally determine that such indemnification is not lawful under any applicable statute or public policy (in this respect, if applicable, both the Corporation and the Officer have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the

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federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

         (e) in connection with any proceeding (or part thereof) initiated by the Officer against the Corporation or its directors, officers or employees, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation,
(iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, or (iv) the proceeding is initiated pursuant to Section 8 hereof and the Officer is successful in whole or in part in such proceeding.

         6. ADVANCEMENT OF EXPENSES. The expenses incurred by the Officer in any proceeding shall be paid promptly by the Corporation upon demand and in advance of final disposition of the proceeding at the written request of the Officer, if (a) the Officer furnishes the Corporation with a written affirmation of the Officer's good faith belief that the Officer has met the standard of conduct required by the Act or this Agreement, (b) the Officer furnishes the Corporation with a written undertaking to repay such advance to the extent that it is ultimately determined that the Officer did not meet the standard of conduct that would entitle the Officer to indemnification, and (c) if required by the Act, the Corporation makes a determination that the facts known to those making the determination would not preclude indemnification under the Act. Such advances shall be made without regard to the Officer's ability to repay such expenses.

         7. NOTIFICATION AND DEFENSE OF CLAIM. As soon as practicable after receipt by the Officer of notice of the commencement of any proceeding, the Officer will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; provided, however, that the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to the Officer otherwise than under this Agreement. With respect to any such proceeding as to which the Officer notifies the Corporation of the commencement thereof:

         (a) The Corporation will be entitled to participate therein at its own expense.

         (b) Except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with legal counsel reasonably satisfactory to the Officer. The Officer shall have the right to employ separate counsel in such proceeding, but the Corporation shall not be liable to the Officer under this Agreement, including Section 6 hereof, for the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense, unless (i) the Officer reasonably concludes that there may be a conflict of interest between the Corporation and the Officer in the conduct of the defense of such proceeding or (ii) the Corporation does not employ counsel to assume the defense of such proceeding. The Corporation shall not be entitled to assume the defense of any proceeding brought by the Corporation or as to which the Officer shall have made the conclusion provided for in (i) above.

         (c) If two or more persons who may be entitled to indemnification from the Corporation, including the Officer, are parties to any proceeding, the Corporation may require the Officer to engage the same legal counsel as the other parties. The Officer shall have the right

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to employ separate legal counsel in such proceeding, but the Corporation shall not be liable to the Officer under this Agreement, including Section 6 hereof, for the fees and expenses of such counsel incurred after notice from the Corporation of the requirement to engage the same counsel as other parties, unless the Officer reasonably concludes that there may be a conflict of interest between the Officer and any of the other parties required by the Corporation to be represented by the same legal counsel.

         (d) The Corporation shall not be liable to indemnify the Officer under this Agreement for any amounts paid in settlement of any proceeding effected without its written consent in advance which consent shall not be unreasonably withheld. The Corporation shall be permitted to settle any proceeding the defense of which it assumes, except the Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the Officer without the Officer's written consent, which consent shall not be unreasonably withheld.

         8. ENFORCEMENT. Any right to indemnification or advances granted by this Agreement to the Officer shall be enforceable by or on behalf of the Officer in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of a written request therefor. The Officer, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. Neither the failure of the Corporation (including its Board of Directors or its shareholders) to make a determination prior to the commencement of such enforcement action that indemnification of the Officer is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its shareholders) that such indemnification is improper, shall be a defense to the action or create a presumption that the Officer is not entitled to indemnification under this Agreement or otherwise. The termination of any proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Officer is not entitled to indemnification under this Agreement or otherwise.

         9. PARTIAL INDEMNIFICATION. If the Officer is entitled under any provisions of this Agreement to indemnification by the Corporation for some or a portion of the expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Officer in the investigation, defense, appeal or settlement of any proceeding but not, however, for the total amount thereof, the Corporation shall indemnify the Officer for the portion of such expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement to which the Officer is entitled.

         10. TERM. The term of this Agreement shall begin on the date first written above and shall terminate at such time as the Officer no longer serves as an officer of the Corporation, subject to the survival of rights of indemnification set forth in paragraph 11 below.

         11. NONEXCLUSIVITY; SURVIVAL; SUCCESSORS AND ASSIGNS. The indemnification and advance payment of expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Officer may be entitled under the Corporation's articles of incorporation, the by-laws, any other agreement, any vote of shareholders or directors, the Act, or otherwise, both as to action in the Officer's official capacity and as to action in another capacity while holding such office. The right of the Officer to indemnification under this

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Agreement shall vest at the time of occurrence or performance of any event, act or omission or any alleged event, act or omission giving rise to any action, suit or proceeding and, once vested, shall survive any actual or purported termination of this Agreement by the Corporation or its successors or assigns whether by operation of law or otherwise and shall survive termination of the Officer's services to the Corporation and shall inure to the benefit of the heirs, personal representatives and estate of the Officer. This Agreement shall be binding, and the Corporation shall take such action to ensure that it is binding, upon all successors and assigns of the Corporation, including any transferee of all or substantially all of its assets and any successor by merger, consolidation, or operation of law.

         12. SEVERABILITY. If this Agreement or any portion thereof is invalidated on any ground by any court of competent jurisdiction, the Corporation shall indemnify the Officer as to expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement with respect to any proceeding to the full extent permitted by any applicable portion of this Agreement that is not invalidated or by any other applicable law.

         13. SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Officer, who shall execute all documents required and shall do all acts necessary or desirable to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

         14. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions hereof (whether or nor similar) nor shall such waiver constitute a continuing waiver.

         15. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom such notice or other communication shall have been directed, at the time of such delivery, or (ii) if mailed by certified or registered mail, return receipt requested, with postage prepaid, three (3) business days after deposit into the United States mail if to an address in the United States, or if delivered by recognized overnight courier three (3) business days after receipt by such courier if to an address outside the United States:

         (a)      If to the Officer, at the address indicated above.

         (b)      If to the Corporation, to:

                  Hillenbrand Industries, Inc.
                  700 State Route 46 East
                  Batesville, Indiana 47006
                  Attention: General Counsel

or to such other address as may have been furnished to either party by the other party.

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         16.      COUNTERPARTS. This Agreement may be executed in any number of counterparts, which shall together constitute one agreement.

         17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without giving effect to conflicts of laws principles requiring application of the substantive laws of another jurisdiction.

         18. SCOPE OF AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto for the purposes herein contained, and this Agreement shall supercede any other agreements, understandings, representations, or warranties, oral or written, relating to the subject matter of this Agreement, which shall be deemed to exist or to bind any of the parties hereto or their respective successors or assigns, except as expressly referred to herein.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

HILLENBRAND INDUSTRIES, INC.                   OFFICER

By: ___________________________________        _________________________________
    Patrick de Maynadier
    Vice President, General Counsel
      and Secretary

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